                                               Registration No. 333-
                                                                ----------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           THE DEWOLFE COMPANIES, INC.
                       (Exact name of issuer as specified
                                 in its charter)

              MASSACHUSETTS                             04-2895334
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

                80 Hayden Avenue, Lexington, Massachusetts 02173
                    (Address of principal executive offices)

                           THE DEWOLFE COMPANIES, INC.
                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                               Richard B. DeWolfe
                           The DeWolfe Companies, Inc.
                                80 Hayden Avenue
                         Lexington, Massachusetts 02173
                                 (617) 863-5858

                                   Copies to:
                          Patrick J. Kinney, Jr., Esq.
                       Lynch, Brewer, Hoffman & Sands, LLP
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-0800
            (Name, address and telephone number of agent for service)

     Approximate date of Commencement of Sale pursuant to the plan: Upon issuance and exercise of options.




                         CALCULATION OF REGISTRATION FEE
============================================================================================

       Title of                               Proposed          Proposed
      securities              Amount           maximum           maximum           Amount of
       of to be               to be         offering price    aggregate offer-     registra-
      registered           registered(1)     per share(2)       ing price           tion fee
      ----------           -------------     ------------       ---------           --------

     Common Stock,
       $.01 par
        value                 100,000           $5.31            $531,000            $161.91

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options or pursuant to the antidilution provisions of the Plan.

(2) Computed on the basis of the closing sales price of securities of the same class, as reported on the American Stock Exchange on December 23, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Certain important information is set forth in certain reports or statements filed by The DeWolfe Companies, Inc. (the "Company") with the Securities and Exchange Commission. The reports or documents listed below are incorporated herein by reference:

          (a) The DeWolfe Companies, Inc.'s (the "Company") latest Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (which incorporates by reference certain portions of the Company's Proxy Statement for the Company's 1996 Annual Meeting of Stockholders held on May 14, 1996);

          (b) The Company's latest Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

          (c) The Company's latest Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996;

          (d) The Company's latest Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

          (e) All other reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for periods since September 30, 1996;

          (f) The information set forth under "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A filed on April 15, 1995 (File No. 1-11278) (which incorporates by reference the description of the Company's securities contained in the Company's Registration Statement on Form S-18 (File No. 33-48113-B); and

          (g) The Company's Registration Statements on Form S-8 (Registration Nos. 33-56504 and 33-84136).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such reports and documents.

Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5.   EXPERTS

          The consolidated financial statements of The DeWolfe Companies, Inc. appearing in The DeWolfe Companies, Inc. Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 67 of the Massachusetts Business Corporation Law and Section 9 of the By-Laws of the Company provide for indemnification of directors and officers under certain circumstances. In addition, Article 6 of the Company's Restated Articles of Organization provides for the limitation of liability of directors under certain circumstances.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

Item 8.   EXHIBITS.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   UNDERTAKINGS.

     A.   The Company hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Lexington, Massachusetts, on this 26th day of December, 1996.

                                          THE DEWOLFE COMPANIES, INC.



                                          By/s/ Richard B. DeWolfe
                                            ------------------------------------
                                              Richard B. DeWolfe, President
                                              (Principal Executive Officer)



                                          By/s/ James A. Marcotte
                                            ------------------------------------
                                              James A. Marcotte
                                              Senior Vice President
                                              (Principal Financial Officer)

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned in his capacity as a director or officer, or both, as the case may be, does hereby appoint Richard B. DeWolfe, Edward S. Brewer, Jr. and Patrick J. Kinney, Jr., or any one of them acting singly, his lawful attorney to execute in his name, place and stead, any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have the full powers and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might do in person, hereby ratifying, and approving the acts of such attorney.

                                              Title                                 Date
                                              -----                                 ----

/s/ Richard B. DeWolfe                     Chairman of the                    December 26, 1996
-------------------------------------        Board, President,
      Richard B. DeWolfe                     Chief Executive
                                             Officer, and
                                             Treasurer


/s/ James A. Marcotte                      Senior Vice                        December 26, 1996
-------------------------------------        President, Chief
        James A. Marcotte                    Financial Officer,
                                             and Chief Accounting
                                             Officer


/s/ A. Clinton Allen                       Director                           December 26, 1996
-------------------------------------
        A. Clinton Allen


/s/ R. Robert Popeo                        Director                           December 26, 1996
-------------------------------------
         R. Robert Popeo


/s/ Paul R. Del Rossi                      Director                           December 23, 1996
-------------------------------------
        Paul R. Del Rossi

                                       -6-


                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                                               Sequentially
Number                               Description                                      Numbered Page
------                               -----------                                      -------------

 4.1           Restated Articles of Organization of the Company
               [incorporated herein by reference to the Company's
               Registration Statement on Form S-18 (File No.
               33-48113-B)]                                                                 N/A

 4.2           By-laws of the Company [incorporated by reference
               to the Company's Registration Statement on
               Form S-18 (File No. 33-48113-B)]                                             N/A

 4.3           Specimen Stock Certificate [incorporated by reference
               to the Company's Registration Statement on
               Form S-18 (File No. 33-48113-B)]                                             N/A

 4.4           The Company's 1992 Non-Employee Director Stock
               Option Plan, as amended                                                      8

 5             Opinion of Lynch, Brewer, Hoffman & Sands, LLP                               13

23.1           Consent of Lynch, Brewer, Hoffman & Sands, LLP                               N/A
               (included in Exhibit 5)

23.2           Consent of Ernst & Young LLP                                                 14

24             Power of Attorney                                                            6

99             Copy of Section 67 of the Massachusetts Business
               Corporation Law with respect to indemnification of
               officers and directors (incorporated by reference to the
               Company's Registration Statement on Form S-18
               (File No. 33-48113-B))                                                       N/A




                                       -7-